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                                                                   EXHIBIT 23(b)

                                    CONSENT

Board of Directors
Telogy Networks, Inc.

     We consent to the use in this Registration Statement on Form S-4 of Texas Instruments Incorporated of our report dated January 27, 1999, except for Note 17 which is as of May 29, 1999, with respect to the Balance Sheets of Telogy Networks, Inc. as of December 31, 1998 and 1997 and the related Statements of Operations, Stockholders' Deficit and Cash Flows for each of the years in the three-year period ended December 31, 1998, and the reference to our firm under the heading "Independent Auditors" in the proxy statement/prospectus.

                                            /s/ KPMG LLP

McLean, VA
June 7, 1999